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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of First Regional Bancorp on Form S-8 of our reports dated March 5, 2004 and June 23, 2004, appearing in the Annual Report on Form 10-K of First Regional Bancorp for the year ended December 31, 2003 and in the Annual Report on Form 11-K of First Regional Bank 401(k) Plan for the year ended December 31, 2003, respectively.

/s/  DELOITTE & TOUCHE LLP

Los Angeles, California
June 28, 2004

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM